EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 1-A POS of our report dated January 22, 2021 with respect to the audited balance sheet of The Graystone Company, Inc. (“the Company”) as of November 30, 2020 and the related statements of operations, changes in stockholders’ equity and cash flow for the period from November 6, 2020 (Inception) through November 30, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 16, 2022